                                                                     EXHIBIT 2.1






                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG


                                 GOTO.COM, INC.,

                              PAW ACQUISITION CORP.

                             AUCTIONROVER.COM, INC.

                                  M. SCOT WINGO

                                       AND

                               ARIS A. BUINEVICIUS


                            DATED AS OF MARCH 8, 2000


                                TABLE OF CONTENTS

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                                                                                                    PAGE
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
ARTICLE I THE MERGER...................................................................................2

         1.1      The Merger...........................................................................2
         1.2      Effective Time.......................................................................2
         1.3      Effect of the Merger.................................................................2
         1.4      Articles of Incorporation; Bylaws....................................................2
         1.5      Directors and Officers...............................................................3
         1.6      Merger Consideration.................................................................3
         1.7      Dissenting Shares for Holders of Company Capital Stock...............................5
         1.8      Surrender of Certificates............................................................6
         1.9      Tax Consequences.....................................................................8

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY  AND THE PRINCIPAL SHAREHOLDERS...............8

         2.1      Organization of the Company..........................................................9
         2.2      Company Capital Structure............................................................9
         2.3      Subsidiaries........................................................................10
         2.4      Authority...........................................................................10
         2.5      Company Financial Statements........................................................11
         2.6      No Undisclosed Liabilities..........................................................11
         2.7      No Changes..........................................................................12
         2.8      Tax and Other Returns and Reports...................................................13
         2.9      Restrictions on Business Activities.................................................15
         2.10     Title to Properties; Absence of Liens and Encumbrances..............................16
         2.11     Intellectual Property...............................................................16
         2.12     Agreements, Contracts and Commitments...............................................19
         2.13     Interested Party Transactions.......................................................21
         2.14     Litigation..........................................................................21
         2.15     Insurance...........................................................................21
         2.16     Minute Books........................................................................21
         2.17     Environmental Matters...............................................................22
         2.18     Brokers' and Finders' Fees; Third Party Expenses....................................22
         2.19     Employee Matters and Benefit Plans..................................................23
         2.20     Compliance with Laws................................................................26
         2.21     Officer Matters.....................................................................26
         2.22     Year 2000 Compliance................................................................26
         2.23     Warranties; Indemnities.............................................................27
         2.24     Complete Copies of Materials........................................................27
         2.25     Representations Complete............................................................27
         2.26     HSR Representation..................................................................27


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

                                TABLE OF CONTENTS
                                   (CONTINUED)

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                                                                                                    PAGE
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
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...................................27

         3.1      Organization, Standing and Power....................................................27
         3.2      Authority...........................................................................27
         3.3      Capital Structure...................................................................28
         3.4      SEC Documents; Parent Financial Statements..........................................29
         3.5      No Material Adverse Effect..........................................................29
         3.6      Litigation..........................................................................29

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME........................................................29

         4.1      Conduct of Business of the Company..................................................29
         4.2      No Solicitation by the Company......................................................33

ARTICLE V ADDITIONAL AGREEMENTS.......................................................................34

         5.1      Fairness Hearing; Shareholder Approval..............................................34
         5.2      Nasdaq Listing......................................................................35
         5.3      Restrictions on Transfer............................................................35
         5.4      Access to Information...............................................................35
         5.5      Confidentiality.....................................................................35
         5.6      Expenses............................................................................35
         5.7      Public Disclosure...................................................................36
         5.8      Consents............................................................................36
         5.9      FIRPTA Compliance...................................................................36
         5.10     Reasonable Efforts..................................................................36
         5.11     Notification of Certain Matters.....................................................36
         5.12     Affiliate Agreements................................................................37
         5.13     Additional Documents and Further Assurances.........................................37
         5.14     S-8 Registration....................................................................37
         5.15     Termination of 401(k) Plan..........................................................37
         5.16     Conversion of Preferred Stock.......................................................37
         5.17     Exercise of Warrant.................................................................37
         5.18     HSR Act.............................................................................38
         5.19     Waiver of Acceleration..............................................................38
         5.20     Release of Guaranties...............................................................38
         5.21     Disability Insurance................................................................39

ARTICLE VI CONDITIONS TO THE MERGER...................................................................39

         6.1      Conditions to Obligations of Each Party to Effect the Merger........................39
         6.2      Additional Conditions to Obligations of the Company.................................39
         6.3      Additional Conditions to the Obligations of Parent and Merger Sub...................40

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

                                TABLE OF CONTENTS
                                   (CONTINUED)

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
ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY; ESCROW.............................42

         7.1      Survival of Representations and Warranties..........................................42
         7.2      Indemnity...........................................................................42
         7.3      Exclusive Remedy....................................................................43
         7.4      Escrow Arrangements.................................................................43

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER........................................................50

         8.1      Termination.........................................................................50
         8.2      Effect of Termination...............................................................51
         8.3      Amendment...........................................................................52
         8.4      Extension; Waiver...................................................................52

ARTICLE IX GENERAL PROVISIONS.........................................................................52

         9.1      Notices.............................................................................52
         9.2      Interpretation......................................................................54
         9.3      Counterparts........................................................................54
         9.4      Entire Agreement; Assignment........................................................54
         9.5      Severability........................................................................54
         9.6      Other Remedies......................................................................54
         9.7      Governing Law.......................................................................55
         9.8      Rules of Construction...............................................................55
         9.9      Specific Performance................................................................55
         9.10     Attorney's Fees.....................................................................55

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of March 8, 2000 among GoTo.com, Inc., a Delaware corporation ("Parent"), Paw Acquisition Corp., a North Carolina corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), AuctionRover.com, Inc., a North Carolina corporation (the "Company"), M. Scot Wingo and Aris A. Buinevicius (collectively, the "Principal Shareholders"), U.S. Bank Trust, National Association, the undersigned escrow agent (the "Escrow Agent") and M. Scot Wingo (the "Securityholder Agent") (the Escrow Agent being party with respect to Article VII hereof only).

                                    RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and its respective shareholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement (i) all of the issued and outstanding capital stock of the Company will be converted into shares of common stock of Parent and (ii) all issued and outstanding options, warrants or other rights to acquire or receive shares of capital stock of the Company shall be assumed by Parent for common stock of Parent.

     C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

     D. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     E. As a material inducement for Parent to consummate the Merger, certain key employees of the Company will enter into non-competition agreements substantially in the form attached hereto as Exhibit A (the "Non-Competition Agreement") with Parent, each of which shall become effective as of the Effective Time (as defined herein).

     F. Concurrent with the execution and delivery of this Agreement, as a material inducement to Parent to enter into this Agreement, certain affiliate shareholders of the Company are executing and delivering shareholder support agreements (the "Support Agreements"), substantially in the form attached hereto as Exhibit B, to Parent.

     H. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the North Carolina General Statutes ("North Carolina Law"), Merger Sub shall be merged with and into Company, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. The surviving corporation after the Merger is sometimes referred to hereinafter as the "Surviving Corporation."

     1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to
Section 8.1 hereof, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than two (2) business days following satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (or like instrument) (the "Articles of Merger") with the Secretary of State of the State of North Carolina, in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of North Carolina of such filing being referred to herein as the "Effective Time").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of North Carolina Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.


     1.4 Articles of Incorporation; Bylaws.

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of the Company shall be amended and restated as of the Effective Time to conform to the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time such amended and restated Articles of Incorporation of the Surviving Corporation shall remain in effect until thereafter amended in accordance with the North Carolina Law and as provided in such Articles of Incorporation; provided, however, that at the Effective Time, Article 1 of such amended and restated Articles of Incorporation of the Surviving Corporation shall be read as follows:
"The name of the corporation is AuctionRover.com, Inc."

          (b) Unless otherwise determined by Parent prior to the Effective Time, the Bylaws of the Company shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time and such amended and restated Bylaws of the Surviving Corporation shall remain in effect, until thereafter amended in accordance with North Carolina Law and as provided in the Articles of Incorporation of the Surviving Corporation and such Bylaws.

     1.5 Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation at the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of North Carolina Law and the Articles of Incorporation and Bylaws of the Surviving Corporation until their successors are duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation at the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

     1.6 Merger Consideration.

          (a) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          "Aggregate Share Number" shall mean 3,470,588 shares of Parent Common Stock.

          "Company Capital Stock" shall mean shares of Company Common Stock, Company Preferred Stock and any shares of other capital stock of Company.

          "Company Common Stock" shall mean shares of common stock of Company.

          "Company Convertible Securities" shall mean the Company Options and other rights (other than Company Preferred Stock) to acquire or receive shares of Company Capital Stock.

          "Company Options" shall mean all issued and outstanding options to purchase or otherwise acquire Company Capital Stock (whether or not vested) held by employees or directors of or consultants to Company (other than Company Preferred Stock).

          "Company Preferred Stock" shall mean shares of Company Series A Preferred Stock.

          "Company Series A Preferred Stock" shall mean shares of Series A Preferred Stock of Company.

          "Company Shareholders" shall mean holders of any shares of Company Capital Stock immediately prior to the Effective Time.

          "Escrow Amount" shall mean 520,588 shares of Parent Common Stock.

          "Exchange Ratio" shall mean (x) a number of shares of Parent Common Stock equal to the quotient obtained by dividing (i) the Aggregate Share Number by (ii) the Total Outstanding Shares (with the result rounded to four decimal places).

          "Knowledge" shall mean, with respect to Company or Parent, what is within the actual knowledge, after due inquiry, of any of the officers of Company or Parent, as the case may be, and, in the case of the Company only, the Principal Shareholders.

          "Total Outstanding Shares" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time, including Company Common Stock issuable upon the exercise of Company Options plus the aggregate number of shares of Company Common Stock issuable, with or without the passage of time or satisfaction of other conditions, upon exercise of or conversion of all Company Convertible Securities and Company Preferred Stock outstanding immediately prior to the Effective Time.

          (b) Shares to be Issued; Effect on Capital Stock. The maximum number of shares of Parent Common Stock issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company Convertible Securities to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised Company Convertible Securities shall be equal to the Aggregate Share Number. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock or Company Convertible Securities, the following shall occur:

               (i) Effect on Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Company or the Company Shareholders, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined in Section 1.7 hereof and any shares owned by Parent, Merger Sub or Company or any direct or indirect wholly-owned subsidiary thereof) shall be canceled and extinguished and shall be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Capital Stock and upon the terms and subject to conditions set forth below and throughout this Agreement, a number of shares of Parent Common Stock equal to the Exchange Ratio (the "Merger Consideration").

               (ii) Assumption of Company Convertible Securities. As soon as practicable following the Closing but effective as of the Effective Time, each outstanding Company Option, collectively, issued pursuant to Company's 1999 Stock Award Plan and 1999 Executive Stock Award Plan (collectively, the "Option Plans") or otherwise and each other Company Convertible Security, in each case whether vested or unvested, will be assumed by Parent in connection with the Merger. Each Company Convertible Security so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option or similar agreement immediately prior to the Effective Time (including, without limitation, any vesting schedule or repurchase rights), except that (i) each Company Convertible Security will be exercisable for that number of whole shares of

Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Convertible Security immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Convertible Security will be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Convertible Security was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

               (iii) Option Status. It is the intention of the parties hereto that the Company Options assumed by Parent following the Closing pursuant to this Section 1.6 will, to the extent permitted by applicable law, qualify as incentive stock options as defined in Section 422 of the Code, to the extent any such Company Options qualified as incentive stock options immediately prior to the Effective Time.

               (iv) Fractional Shares. No fractional share of Parent Common Stock shall be issued in the Merger. In lieu thereof, any fractional share shall be rounded to the nearest whole share of Parent Common Stock (with .5 being rounded up).

               (v) Cancellation of Parent-Owned and Company-Owned Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto, each share of Company Capital Stock owned by Parent, Merger Sub, Company or any direct or indirect wholly-owned subsidiary thereof immediately prior to the Effective Time, shall be cancelled and extinguished without any conversion thereof.

               (vi) Capital Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     1.7 Dissenting Shares for Holders of Company Capital Stock.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder (i) who has not voted in favor of the Merger, (ii) from whom the Company shall have received, before the vote is taken at the Company shareholders' meeting to adopt this Agreement, written notice of such holder's intent to demand payment for such holder's shares of Company Capital Stock, in accordance with Article 13 of Chapter 55 of the North Carolina Law if the Merger is effectuated, and (iii) who has preserved such holder's right to receive payment for such shares by taking those actions required by such Article 13 within the time periods stipulated therein (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive the amounts determined in accordance with the provisions of such
Article 13.

          (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under North Carolina Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock as provided in Section 1.6 (and subject to the provisions of Section 7.4 hereof), without interest thereon, upon surrender of the certificate representing such shares.

          (c) Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to North Carolina Law and received by Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under North Carolina Law. Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of Company or offer to settle or settle any such demands. Notwithstanding anything to the contrary contained herein, Parent shall have full recourse to the Escrow Fund (as defined in Section 7.4(a)) for the amount, if any, paid by Company or Parent in respect of Dissenting Shares.

     1.8 Surrender of Certificates.

          (a) Exchange Agent. The transfer agent of Parent (or another entity reasonably acceptable to Parent and the Company) shall serve as exchange agent (the "Exchange Agent") in the Merger.

          (b) Parent to Provide Parent Common Stock. Prior to the Closing, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of Parent Common Stock issuable to Company Shareholders pursuant to Section 1.6 hereof in exchange for outstanding shares of Company Capital Stock, less the Escrow Amount which Parent shall deposit into the Escrow Fund (as defined in Section 7.4(a) hereof) on behalf of the Company Shareholders. The portion of the Escrow Amount contributed on behalf of each Company Shareholder shall be in proportion to the aggregate number of shares of Parent Common Stock each such Company Shareholder would otherwise be entitled to receive in the Merger (excluding any shares of Parent Common Stock issuable upon exercise of any assumed Company Convertible Securities) by virtue of ownership of outstanding shares of Company Capital Stock immediately prior to the Effective Time and, in the case of the shares of Parent Common Stock contributed to the Escrow Amount by the Principal Shareholders, one-third (1/3) of the shares of Parent Common Stock so contributed by the Principal Shareholders shall be "Vested Shares" as defined in the repurchase agreement between such Principal Shareholder and the Company (the "Repurchase Agreement") and the remainder of the shares so contributed shall be "Unvested Shares" (as defined in such Repurchase Agreement) which vest on May 31, 2001.

          (c) Exchange Procedures. Prior to the Closing, Parent shall cause to be delivered to each Company Shareholder (i) a letter of transmittal (which shall be in such form and contain such provisions as Parent may reasonably specify and shall specify that delivery shall be effected, and risk of loss and title to the certificates (the "Certificates") which immediately prior to the Effective Time represent outstanding shares of Company Capital Stock whose shares are converted into the right to receive such Company Shareholder's pro rata portion of the Merger Consideration pursuant to Section 1.6 hereof, shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender following the Closing of the Certificates in exchange for certificates representing such Company Shareholder's pro rata portion of the Merger Consideration. Upon surrender of a Certificate at the Closing for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Company Shareholder shall be entitled to receive, and the Exchange Agent shall promptly deliver in exchange therefor, a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 1.8(b) and Article VII hereof) to which such holder is entitled pursuant to Section 1.6 hereof, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII hereof) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII hereof. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted.

          (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock in exchange therefor, plus the amount of dividends or other distributions (without interest) with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered.

          (f) Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the delivery by the holder thereof of an affidavit of that fact by the holder thereof containing customary indemnification provisions; provided, however, Parent may, in its discretion and as a condition precedent to the issuance thereof, require the Company Shareholder who is the owner of such lost, stolen or destroyed certificate to deliver a bond in such amount as Parent may reasonably direct against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the certainties alleged to have been lost, stolen or destroyed.

          (g) No Liability. Notwithstanding anything to the contrary in this
Section 1.8, neither Parent nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) No Further Ownership Rights in Company Capital Stock. The shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to shares of Company Capital Stock outstanding prior to the Effective Time, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock that were outstanding prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent or the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

          (i) Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, Parent and Merger Sub, the officers and directors of Company, Parent and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     1.9 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE PRINCIPAL SHAREHOLDERS

     As of the date hereof and as of the Closing Date, the Company and each of the Principal Shareholders, jointly and severally, represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section number) supplied by the Company to Parent (the "Company Disclosure Letter") and dated as of the date hereof, as follows:

     2.1 Organization of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of North Carolina. The Company has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts its business. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date and in full force and effect on the date hereof, to Parent. Part
2.1 of the Company Disclosure Letter lists the directors and officers of the Company. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name.

     2.2 Company Capital Structure.

          (a) The authorized capital stock of the Company consists of 75,000,000 shares of authorized Common Stock, of which 14,200,000 shares are issued and outstanding as of the date hereof, and 25,000,000 shares of authorized Preferred Stock, 6,025,000 of which are designated Series A Preferred Stock, 5,900,000 of which Series A Preferred Stock shares are issued and outstanding as of the date hereof. Except for grants of stock options permitted under Section 4.1(h) hereof and stock or options issued with the written consent of Parent between the date hereof and the Effective Time, the total number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time (assuming the conversion, exercise or exchange of all securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, and the exercise of all Company Options) will be as set forth in Part 2.2(a) of the Company Disclosure Letter. Except for exercises of warrants set forth on the Company Disclosure Letter between the date hereof and the Effective Time, the Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Part 2.2(a) of the Company Disclosure Letter. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. There are no declared or accrued but unpaid dividends with respect to any shares of Company Common Stock. As of the date hereof, the Company has no other capital stock authorized, issued or outstanding. Each share of Company Series A Preferred Stock converts into one share of Company Common Stock.

          (b) Except for the Option Plans, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved an aggregate of 4,385,000 shares of Common Stock for issuance to employees, directors and consultants upon the exercise of Company Options pursuant to the Option Plans, of which (i) 3,874,500 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised Company Options granted under the Option Plans and (ii) 510,500 shares remain available for future grant as of the date hereof. The Company has reserved a sufficient number of shares of Common Stock for issuance upon exercise of outstanding Company Convertible Securities granted outside the Option Plans. Part 2.2(b) of the Company Disclosure Letter sets forth for each outstanding Company Convertible Security, the name of the holder of such Company Convertible Security, the domicile address of such holder, the number of shares of Common Stock subject to such Convertible Security, the exercise price of such Convertible Security and the vesting schedule for such Convertible Security, including the extent vested to date and whether the vesting exercisability of such Convertible Security will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement and whether such Convertible Security is intended to qualify as an incentive stock option as defined in
Section 422 of the Code, each as of the date hereof. Except for grants of stock options permitted under Section 4.1(h) hereof and issuances with the written consent of Parent between the date hereof and the Effective Time, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. The holders of Company Convertible Securities have been or will be given, or shall have properly waived, any required notice prior to the Merger. As a result of the Merger, Parent will be the record and sole beneficial owner of all capital stock of the Company and rights to acquire or receive such capital stock.

     2.3 Subsidiaries. The Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

     2.4 Authority. Subject only to the requisite approval of the Merger and this Agreement by the Company's shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's shareholders to duly approve the Merger and this Agreement is a majority of shares of Company Series A Preferred Stock and a majority of shares of Company Common Stock (collectively, the "Required Shares"). Company Shareholders who in the aggregate hold the Required Shares have executed Support Agreements. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company Shareholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Subject only to the approval of the Merger and this Agreement by the Company Shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with the North Carolina Secretary of State,
(ii) termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws.

     2.5 Company Financial Statements. Part 2.5 of the Company Disclosure Letter sets forth the Company's audited balance sheet as of December 31, 1999 (the "Balance Sheet") and the related audited statements of operations and cash flows from inception (June 9, 1999) to December 31, 1999 (collectively, the "Company Financials"). The Company Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein. At no time has the Company factored its accounts receivable or otherwise sold or transferred the right to collect any of its accounts receivable. In addition, at no time has the Company, or any assets of the Company, been placed in receivership or otherwise been subject to any bankruptcy, insolvency or liquidation proceeding.

     2.6 No Undisclosed Liabilities. The Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected in the Balance Sheet, or (ii) has not arisen (x) in the ordinary course of the Company's business since the date of the Balance Sheet, consistent with past practices or (y) permitted in accordance with Section 4.1 hereof, which in each case, is not material to the business, results of operations or financial condition of the Company.

     2.7 No Changes. Except as set forth in Part 2.7 of the Company Disclosure Letter, since the date of the Balance Sheet and until the date hereof, there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on the date of the Balance Sheet and consistent with past practices;

          (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

          (c) payment, discharge or satisfaction, in any amount in excess of $25,000 in any one case, or $50,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against on the Balance Sheet;

          (d) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $25,000;

          (e)destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

          (f) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (g) event or condition that has had or would be reasonably expected to have a Material Adverse Effect (as defined in Section 9.2 hereof) on the Company;

          (h) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (i) revaluation by the Company of any of its assets;

          (j) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of (i) its capital stock or (ii) options, warrants or rights convertible into, exercisable or exchangeable for its capital stock;

          (k) increase in the salary or other compensation payable or to become payable to any of its officers or directors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

          (l) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

          (m) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, in each case for borrowed money (including leases and capitalized leases), except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (n) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

          (o) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property (as defined in Section 2.11) to the Company;

          (p) issuance, sale, or contract to issue or sell, by the Company of any shares of Company capital stock or securities convertible into, or exercisable or exchangeable for, shares of Company capital stock, or any securities, warrants, options or rights to purchase any of the foregoing; except for issuances of Company Common Stock upon the exercise thereof;

          (q) change in any election in respect of Taxes (as defined in Section
2.8 hereof), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

          (r) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.8 Tax and Other Returns and Reports.

          (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes," means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.8(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses
(i) or (ii) of this Section 2.8(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) Tax Returns and Audits.

               (i) The Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company, its operations or the Merger that are required to be filed by the Effective Time and such Returns are true and correct and have been completed in accordance with applicable law.

               (ii) The Company as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue attributable to events occurring prior to the Effective Time and (B) will have reported and withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be reported and withheld attributable to events occurring prior to the Effective Time.

               (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company attributable to events occurring prior to the Effective Time, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax attributable to events occurring prior to the Effective Time.

               (iv) No audit or other examination of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) The accrual for Taxes on the Balance Sheet is an amount at least equal to the sum of the Company's liability for Taxes (other than Taxes previously paid over to the appropriate taxing authority) for all Tax periods (and portions thereof) ending on or before the date of the Balance Sheet plus its deferred Tax liability. Since the date of the Balance Sheet, the Company has not incurred any liability for Taxes other than in the ordinary course of business.

               (vi) The Company has provided to Parent copies of all foreign, federal, state and local income and all state and local sales and use Tax Returns for all periods since the date of Company's incorporation.

               (vii) There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or attributable to Taxes, except for (i) Liens for Taxes not yet at the time delinquent, (ii) Liens thereafter payable without penalty, or (iii) liens being contested in good faith by appropriate proceedings and supported by appropriate reserves on the Balance Sheet.

               (viii) The Company has no Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

               (ix) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (x) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

               (xi) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (xii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

               (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

               (xiv) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

               (xv) No adjustment relating to any Return filed by the Company has been proposed formally or, to the Knowledge of the Company, informally by any tax authority to the Company or any representative thereof.

               (xvi) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     2.9 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services, to any class of customers or potential customers, in any geographic area, during any period of time or in any segment of the market.

     2.10 Title to Properties; Absence of Liens and Encumbrances.

          (a) The Company owns no real property, nor has it ever owned any real property. Part 2.10(a) of the Company Disclosure Letter sets forth a list of all real property currently, or at any time in the past, leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials and except for (i) Liens for taxes not at the time delinquent or thereafter payable without penalty; (ii) Liens being contested in good faith by appropriate proceedings and supported by adequate reserves on the Balance Sheet, and (iii) such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.11 Intellectual Property.

     For the purposes of this Agreement, the following terms have the following definitions:

          "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

          "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company.

          "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and
          (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

          "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.

          (a) No Company Intellectual Property or product or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property.

          (b) Part 2.11(b) of the Company Disclosure Letter is a complete and accurate list of all Company Registered Intellectual Property as of the date hereof and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers. Each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

          (c) The Company owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted) to, each item of Company Intellectual Property or other Intellectual Property used by the Company free and clear of any lien or encumbrance (excluding licenses and related restrictions); and the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or the provision of any services by the Company.

          (d) The Company owns exclusively, and has good title to, all copyrighted works that are included within the Company products or which the Company otherwise expressly purports to own. The Company owns exclusively, and has good title to, all source-code and object-code used in or incorporated in the Company's products or services.

          (e) To the extent that any Intellectual Property has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

          (f) The Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material to the Company Intellectual Property, to any third party.

          (g) Part 2.11(g) of the Company Disclosure Letter list all material contracts, licenses and agreements to which the Company is a party as of the date hereof (i) with respect to the Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to the Company.

          (h) All contracts, licenses and agreements relating to Company Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. The Company is in compliance with, and has not breached any term any of such contracts, licenses and agreements and, to the Knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's rights under such contracts, licenses and agreements to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred.

          (i) Neither this Agreement nor the transactions contemplated hereby, including the assignment to Parent by operation of law or otherwise of any such contracts, licenses and agreements of the Company will result in: (i) Parent, Merger Sub, the Company or the Principal Shareholders granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, any of them, (ii) Parent, Merger Sub, the Company or the Principal Shareholders being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses or conduct in the case of the Principal Shareholders, or (iii) Parent, Merger Sub, the Company or the Principal Shareholders being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

          (j) The Company is not engaged in any of the businesses described in
Part 2.11(j) of the Company Disclosure Letter.

          (k) The operation of the business of the Company as such business currently is conducted, including the Company's design, development, manufacture, marketing and sale of the products or services of the Company (including with respect to products and services currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

          (l) The Company has not received notice from any third party that the operation of the business of the Company or any act, product or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (m) To the Knowledge of the Company, no person has or is infringing or misappropriating, in any respect materially adverse to the Company, any Company Intellectual Property.

          (n) The Company has taken reasonable steps to protect the Company's rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality and invention assignment agreement and all current and former employees and contractors of the Company have executed such an agreement, except where the failure to do so is not reasonably expected to be material to the Company.

     2.12 Agreements, Contracts and Commitments.

          (a) As of the date hereof, the Company does not have, is not a party to nor is it bound by:

               (i) any collective bargaining agreements,

               (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

               (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

               (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

               (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

               (vi) any fidelity or surety bond or completion bond,

               (vii) any lease of personal or real property having a value individually in excess of $15,000,

               (viii) any agreement of indemnification or guaranty,

               (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

               (x) any agreement, contract or commitment relating to capital expenditures or involving future payments in excess of $25,000,

               (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

               (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

               (xiii) any purchase order or contract for the purchase of raw materials involving $25,000 or more,

               (xiv) any construction contracts,

               (xv) any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use of distribution of the Company's products, technologies or services;

               (xvi) any distribution, joint marketing or development agreement,

               (xvii) any agreement pursuant to which the Company has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code,

               (xviii) any agreement pursuant to which the Company has developed and/or delivered or has received funds from any Governmental Entity to develop and/or deliver any Intellectual Property, or

               (xix) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty (30) days.

          (b) The Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Part 2.12(a) of the Company Disclosure Letter or Part 2.11(g) of the Company Disclosure Letter (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and effect and is not subject to any default thereunder of which the Company has Knowledge by any party obligated to the Company pursuant thereto.

     2.13 Interested Party Transactions. No officer, director or shareholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, or licenses to or licenses from, the Company, any goods or services or intellectual property or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

     2.14 Litigation. There is no action, suit or proceeding of any nature pending or to the Company's Knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. To the Company's Knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any governmental entity. Part 2.14 of the Company Disclosure Letter sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products.

     2.15 Insurance. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.16 Minute Books. The minute books of the Company made available to counsel for Parent through the Effective Time are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

     2.17 Environmental Matters.

          (a) Hazardous Material. The Company has not operated any underground storage tanks, and has no Knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased. The Company has not released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"). No Hazardous Materials are present as a result of the actions or omissions of the Company, or, to the Company's Knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

          (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     2.18 Brokers' and Finders' Fees; Third Party Expenses. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Part 2.18 of the Company

Disclosure Letter sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Part 2.18 of the Company Disclosure Letter also sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.6) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby. Third Party Expenses will not exceed $250,000.

     2.19 Employee Matters and Benefit Plans.

          (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.19(a)(i) below (which definition shall apply only to this Section 2.19), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

               (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

               (iii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

               (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

               (v) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

               (vi) "IRS" shall mean the Internal Revenue Service;

               (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

               (viii) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

          (b) Schedule. Part 2.19(b) of the Company Disclosure Letter contains an accurate and complete list of each Company Employee Plan and, as of the date hereof, each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing (in each case, except to the extent previously disclosed to Parent in writing, or as required by this Agreement, or as consented to in writing by Parent between the date hereof and the Effective
Time).


          (c) Documents. The Company has provided to Parent through the Effective Time (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan;
(iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (viii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan; (ix) all material written agreements contacts relating Company Employee Plan, including without limitation, administrative service agreements and group insurance contracts; (x) all correspondence to or from any governmental agency relating to any Company Employee Plan; (xi) all COBRA forms and related notices; and (xii) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan.

          (d) Employee Plan Compliance. (i) the Company has performed all obligations required to be performed by it under each Company Employee Plan, is not in default or violation of, and has no Knowledge of any default of violation by any party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Section 4975 through 4980 of the Code.

          (e) Pension Plans. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f) Multiemployer Plans. At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

          (g) No Post-Employment Obligations. No Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h) COBRA. The Company and each Affiliate has, prior to the Effective Time, complied with the health care continuation requirements of COBRA, the requirement of FMLA or any similar provisions of state law applicable to its Employees.

          (i) Effect of Transaction.

               (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (ii) No payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

          (j) Employment Matters. The Company (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to the wages, salaries and other payments to Employees by virtue of employment, the Merger or otherwise; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or to the Knowledge of the Company threatened, or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

          (k) Labor. No work stoppage or labor strike against the Company is pending or, to the best Knowledge of the Company, threatened. The Company is not involved in or, to the Knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

     2.20 Compliance with Laws. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.21 Officer Matters. To the Company's Knowledge, no officer of the Company has ever been convicted of a felony or been the subject of a governmental investigation. To the Company's Knowledge, no company of which any officer of the Company is or was an officer has ever been subject to any bankruptcy or insolvency proceeding.

     2.22 Year 2000 Compliance. As of the date hereof, to the Company's Knowledge the Company's products, services and internal systems have been designed to ensure date and time entry recognition, calculations that accommodate same century and multi-century formulas and date values, leap year recognition and calculations, and date data interface values that reflect the century. As of the date hereof, to the Company's Knowledge the Company's products, services and internal systems manage and manipulate data involving dates and times, including single century formulas and multi-century formulas, and do not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates.

     2.23 Warranties; Indemnities. Except for the warranties and indemnities contained in those contracts and agreements set forth in Part 2.12(a)(viii) of the Company Disclosure Letter and warranties implied by law, as of the date hereof the Company has not given any warranties or indemnities relating to products or technology sold or services rendered by the Company.

     2.24 Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

     2.25 Representations Complete. None of the representations or warranties made by the Company (as modified by the Company Disclosure Letter), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     2.26 HSR Representation. Each of the Principle Shareholders, taken together with their spouse and minor children (in each case, if applicable), have less than $10,000,000 in total assets as of the date hereof and as of immediately prior to the Effective Time and did not control any entity or entities which in the aggregate had greater than $10,000,000 in total revenues for the most recently completed fiscal year.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     As of the date hereof and as of the Closing Date, Parent and Merger Sub represent and warrant to the Company as follows:

     3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would be material to Parent and Merger Sub as a whole.

     3.2 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and stockholder action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms. The execution and delivery of this Agreement by the Parent and Merger Sub does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (such event, a "Conflict") (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or its properties or assets except as would not have a Parent Material Adverse effect. For purposes of this Agreement, "Parent Material Adverse Effect" shall mean a material adverse effect on the business, assets (including intangible assets), financial condition, capitalization or results of operations of the Parent and its subsidiaries taken as a whole, but other than those adverse effects occurring as a result of general or market or industry conditions (including, without limitation, any change in trading prices, in and of itself and without the occurrence of any other Parent Material Adverse Effect, of Parent's public traded equity securities). No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict) is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing by Merger Sub of the Articles of Merger with the North Carolina Secretary of State, (ii) termination of any applicable waiting period under the HSR Act, (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, except such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as would not have a Parent Material Adverse Effect.

     3.3 Capital Structure.

          (a) The authorized stock of Parent consists of 200,000,000 shares of Common Stock, of which not more than 50,000,000 shares were issued and outstanding as of as of the date hereof, and 10,000,000 shares of Preferred Stock as of the date hereof, none of which is issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

          (b) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with applicable federal and state securities laws.

     3.4 SEC Documents; Parent Financial Statements. Parent has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the Securities and Exchange Commission (the "SEC") since June 18, 1999, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act") as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC on or prior to the date hereof. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements; provided, however, the Parent may have restated or may restate one or more of the Parent Financial Statements to reflect acquisitions entered into subsequent to the respective dates thereof.

     3.5 No Material Adverse Effect. Since December 31, 1999 and until the date hereof, Parent has conducted its business in the ordinary course and there has not occurred any Parent Material Adverse Effect.

     3.6 Litigation. To Parent's knowledge, there is no action, suit, proceeding, claim, arbitration or investigation pending, or threatened, against Parent or Merger Sub which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereunder.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting the Company or its business. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

          (a) Enter into any commitment, activity or transaction not in the ordinary course of business or involving in excess of $25,000 individually or $200,000 in the aggregate;

          (b) Transfer to any person or entity any rights to any Company Intellectual Property (other than pursuant to end-user licenses in the ordinary course of business) or enter into any agreement with respect to Company Intellectual Property with any person or entity other than in the ordinary course of business consistent with past practice;

          (c) Terminate any employees other than for cause or encourage any employees to resign from the Company;

          (d) Enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

          (e) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any Contract;

          (f) Commence or settle any litigation;

          (g) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor) except for (i) repurchases of Company Capital Stock upon the termination of service of any service providers of Company in accordance with the standard terms set forth in the agreements governing such repurchases, all of which agreements have been provided or made available to Parent, (ii) conversion of Company Preferred Stock and (iii) exercises or conversion of Company Convertible Securities (including options);

          (h) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options or Convertible Securities, issue, sell, grant, contract to issue, grant or sell, or authorize the issuance, delivery, sale or purchase of any shares of Company Capital Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock, or any securities, warrants, options or rights to purchase any of the foregoing, except for (i) issuances of Company Capital Stock upon the exercise thereof or upon exercise or conversion of Company Convertible Securities or Company Preferred Stock outstanding as of the date of this Agreement and (ii) issuances of Company Options from the Company's 1999 Stock Award Plan in the ordinary course of business consistent with past practice and in no event Company Options to purchase more than 5,000 shares (in any one case) or 290,000 shares (in the aggregate; provided that (i) the vesting schedule for each of such Company Options is the same as Parent's standard vesting schedule for employees; (ii) the exercise price for each of such Company Options is not less than 90% of the market price of Parent common stock as quoted on the Nasdaq Stock Market on the date of grant, as adjusted for the Exchange Ratio (assuming that the Merger were completed on such date); and (iii) such Company Options are granted in accordance with Part 4.1(h) of the Company Disclosure Letter;

          (i) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

          (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

          (k) Sell, lease, license or otherwise dispose of any of the assets or properties of Company which are not Company Intellectual Property other than in the ordinary course of business and consistent with past practices, including but not limited to the performance of obligations under contractual arrangements listed on the Company Disclosure Letter existing as of the date hereof, or create any security interest in such assets or properties;

          (l) Grant any loan to any person or entity, incur any indebtedness or guarantee any indebtedness, issue or sell any debt securities, guarantee any debt securities of others, purchase any debt securities of others or amend the terms of any outstanding agreements related to borrowed money, other than (i) indebtedness incurred for purchase money financing not to exceed $50,000 in the aggregate, and (ii) advances to employees for travel and business expenses in the ordinary course of business consistent with past practices.

          (m) Grant any severance or termination pay (i) to any director or officer or (ii) to any employee or consultant, except payments made pursuant to standard written agreements outstanding as of the date hereof and disclosed on
Part 4.1(m) of the Company Disclosure Letter, or increase in the salary or other compensation payable or to become payable by Company to any of its officers, directors, employees or advisors, or declare, pay or make any commitment or obligation of any kind for the payment by Company of a bonus or other additional salary or compensation to any such person, or adopt or amend any employee benefit plan or enter into any employment contract, other than entering into standard terms and conditions of employment with employees not at the executive level consistent with past practices and consistent with Parent's employment practices, provided that (i) such employment contracts are at-will and do not provide for any severance arrangements or post-employment compensation, and (ii) the compensation payable (including bonus obligations) to any such employee is consistent with the Company's past practices and does not exceed $100,000 annually individually;

          (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (o) Take any action to accelerate the vesting schedule of any of the outstanding Company Options or Company Capital Stock;

          (p) Pay, discharge or satisfy, in an amount in excess of $25,000 (in any one case) or $50,000 (in the aggregate) any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements or payment of trade payables incurred in the ordinary course of business since the December 31, 1999;

          (q) Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (r) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

          (s) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

          (t) Waive or commit to waive any rights with a value in excess of $25,000 (in any one case) or $50,000 (in the aggregate);

          (u) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

          (v) Take any action to accelerate the vesting of any outstanding Company Convertible Security or Company Capital Stock;

          (w) Hire any executive level employees;

          (x) Terminate any employees, or encourage any employees to resign from the Company except for cause;

          (y) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof;

          (z) Give or make any warranties or indemnities relating to products or technology sold or services rendered by the Company, other than warranties implied by law and warranties and indemnities given in the ordinary course of business; or

          (aa) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (z) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     4.2 No Solicitation by the Company. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of
Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, employees, shareholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its subsidiaries, (b) provide information with respect to it to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its subsidiaries, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its subsidiaries by any person, other than by Parent. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. Except as contemplated by this Agreement, disclosure by the Company of the terms hereof (other than the prohibition of this Section 4.2) shall be deemed to be a violation of this Section 4.2. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this
Section 4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

     4.3 No Solicitation by Parent of Competing Transactions. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, Parent will not (nor will Parent permit any of Parent's officers; directors, employee, stockholder, agents, representatives or affiliates to), directly or indirectly, negotiate to acquire any company primarily engaged in creating both auction software tools and auction meta-search products other than the Company and its designees.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 Fairness Hearing; Shareholder Approval.

          (a) As soon as reasonably practicable following the execution of this Agreement, Parent and Company shall prepare, and the Principal Shareholders shall cause the Company to prepare, the necessary documents and Parent shall apply to obtain a permit (a "California Permit") from the Commissioner of Corporations of the State of California (after a hearing before such Commissioner) pursuant to Section 25121 of the California Corporate Securities Law of 1968, so that the issuance of Parent Common Stock in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act. Company and Parent will respond to, and the Principal Shareholders will cause the Company to respond to, any comments from the California Department of Corporations and use their commercially reasonable efforts to have the California Permit granted as soon as practicable after such filing. As promptly as practical after the date of this Agreement, Parent and Company shall prepare and make, and the Principal Shareholder shall cause the Company to prepare and make, such filings as are required under applicable Blue Sky laws relating to the transactions contemplated by this Agreement.

          (b) At the election of Parent, in lieu of the application for the California Permit, Parent and Company shall prepare, and the Principal Shareholder shall cause the Company to prepare, the necessary documents and Parent shall apply to obtain a permit (a "North Carolina Permit") from the Secretary of State of the State of North Carolina (after a hearing before such Secretary) pursuant to Section 78A-30 of the North Carolina Securities Act, so that the issuance of Parent Common Stock in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act. Company and Parent will respond to, and the Principal Shareholders will cause the Company to respond to, any comments from the Secretary of State of North Carolina and use their commercially reasonable efforts to have the North Carolina Permit granted as soon as practicable after such filing.

          (c) As promptly as practicable after the receipt of a California Permit or North Carolina Permit, as the case may be, the Company shall submit, and the Principal Shareholders shall cause the Company to submit, this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by North Carolina Law and its Articles of Incorporation and Bylaws. The Company shall use its best efforts to solicit and obtain the consent of its shareholders, and the Principal Shareholder shall cause to the Company to solicit and obtained the consent of its shareholders, sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable and, in any event, within 15 business days following the receipt of the California Permit or the North Carolina Permit, as the case may be. The materials submitted to the Company Shareholders shall be subject to review and approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement, and the transactions contemplated hereby.

     5.2 Nasdaq Listing. Parent shall use commercially reasonable efforts to ensure that at the Effective Time, the shares of Parent Common Stock to be delivered to the Company Shareholders pursuant to this Agreement shall have been accepted for quotation on the National Association of Securities Dealers Automated Quotation National Market System.

     5.3 Restrictions on Transfer. All certificates representing Parent Common Stock deliverable to any shareholder of the Company pursuant to this Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor (including any shares issued or issuable in respect of any such shares upon any stock split stock dividend, recapitalization, or similar event) also shall bear any legend required by the Commissioner of Corporations of the State of California or the Secretary of State of the State of North Carolina or such as are required pursuant to any federal, state, local or foreign law governing such securities.

     5.4 Access to Information. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments, records and auditors, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as Parent may reasonably request. No information or knowledge obtained in any investigation pursuant to this
Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.5 Confidentiality. Each of the parties hereto hereby agrees that any confidential information obtained in any investigation pursuant to Section 5.4, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of that certain Mutual Nondisclosure Agreement dated as of August 20, 1999 between Parent and the Company (the "Mutual Nondisclosure Agreement").

     5.6 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided that all Third Party Expenses incurred by the Principal Shareholders incurred directly in connection with the transactions contemplated hereby shall be the obligation of the Company.

     5.7 Public Disclosure. Unless otherwise required by law (including, without limitation, federal and state securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc., no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and, prior to the Effective Time, the Company prior to release, provided that such approval shall not be unreasonably withheld.

     5.8 Consents. The Company shall use its best efforts and the Principal Shareholders shall cause the Company to use its best efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Disclosure Letter) so as to preserve all rights of and benefits to the Company thereunder.

     5.9 FIRPTA Compliance. On or prior to the Closing Date, the Company shall deliver, and the Principals Shareholders shall cause the Company to deliver, to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

     5.10 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement, subject to the limitations on divestiture set forth in Section
5.18 hereof.

     5.11 Notification of Certain Matters. The Company and the Principal Shareholders shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and the Principal Shareholders, on the one hand, and Parent, on the other hand, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company and the Principal Shareholders, on the one hand, or Parent, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; such that the conditions set forth in Section 6.2(a) or Section 6.2(b) hereof, or
Section 6.3(a) or Section 6.3(b) hereof, as the case may be, would not be satisfied; provided, however, that the delivery of any notice pursuant to this
Section 5.11 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.12 Affiliate Agreements. Part 5.12 of the Company Disclosure Letter sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person a "Company Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company and the Principal Shareholders shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in any case prior to the Closing) from each of the Company Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit C. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Company Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

     5.13 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby, subject to the limitations on divestiture set forth in Section 5.18 hereof.

     5.14 S-8 Registration. Not later than forty-five (45) days after the Closing Date, Parent agrees to file, if available for use by Parent, with the Securities and Exchange Commission a registration statement on Form S-8 registering a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of all Company Options assumed by Parent with Parent options pursuant to Section 1.6(b) hereof.

     5.15 Termination of 401(k) Plan. The Company agrees to cause its 401(k) plan to terminate as of two days preceding the Closing Date. Parent shall, consistent with the terms of its 401(k) plan, use commercially reasonable efforts to allow employees of the Company to participate in its 401(k) plan and to transfer funds (to the extent requested by employees) held in employee's accounts in the Company's 401(k) plan to Parent's 401(k) plan.

     5.16 Conversion of Preferred Stock. The Company and the Principal Shareholders shall use best efforts to cause the conversion of all outstanding Company Preferred Stock into Company Common Stock in accordance with the terms of the Company's Articles of Incorporation.

     5.17 Exercise of Warrant. The Company and the Principal Shareholders shall use best efforts to cause that certain Warrant to Purchase Common Stock of the Company dated September 22, 1999 to be exercised prior to the Closing.

     5.18 HSR Act. As soon as may be reasonably practicable, to the extent applicable, Company and Parent (and/or any applicable Company Shareholder) each shall file, and the Company and the Principal Shareholders shall use best efforts to cause any applicable shareholder of the Company to file and the Principle Shareholders shall use best efforts to cause the Company to file, with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Parent (and/or any applicable shareholder) each shall, the Company and the Principal Shareholders shall use best efforts to cause any applicable shareholder of the Company to, and the Principal Shareholders shall cause the Company to, promptly (a) supply the others with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.19 Waiver of Acceleration. Prior to the Closing Date, the Company and the Principal Shareholders shall cause each employee of the Company to execute a waiver of the rights to acceleration of vesting of such employee's Company Options and other Company Convertible Securities as a result of the Merger; provided, however, each such employee shall be entitled to accelerated vesting of up to a total of twenty-five percent (25%) of their aggregate total holdings of Company Capital Stock and Company Convertible Securities, with the remainder of such Company Options and other Company Convertible Securities vesting quarterly over the remainder of the vesting periods specified in such Company Options or Company Convertible Securities as of the date hereof; provided that such employee agrees to forfeit the accelerated vesting resulting from the transactions contemplated hereby in an amount equal to that which may be deemed to constitute "parachute payments" pursuant to Section 280(G) of the Code such that such employee would not receive any vesting which would constitute "parachute payments" pursuant to Section 280(G) of the Code unless exemption from such treatment under Section 280(G) of the Code (if such section of the Code is applicable) is received by means of consent of the Company Shareholders or at a meeting of the Company Shareholders.

     5.20 Release of Guaranties. Parent shall use commercially reasonable efforts to have the lenders set forth in Part 5.20 of the Company Disclosure Letter release the guaranties of the Principal Shareholders set forth in Part
5.20 of the Company Disclosure letter, provided that if Parent is unable to obtain release of such guaranties, Parent will provide a guaranty of the Principal Shareholders obligations under the guaranties of the Principal Shareholder set forth in Part 5.20 of the Company

Disclosure Letter, not to exceed in the aggregate the amount set forth on Part
5.20 of the Company Disclosure Letter.

     5.21 Disability Insurance. The Principal Shareholders shall use commercially reasonable efforts to assist Parent in obtaining disability insurance on each of the Principal Shareholders in the amount of fifty million dollars ($50,000,000) for each Principal Shareholder, with the proceeds of such policy payable to Parent, including allowing insurance underwriters' usual and customary medical examinations.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:


          (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

          (b) Permit. The Commissioner of Corporations for the State of California or the Secretary of State for the State of North Carolina shall have approved the terms and conditions of the transactions contemplated by this Agreement, and the fairness of such terms and conditions following a hearing for such purpose, and shall have issued a California Permit or North Carolina Permit, as the case may be.

          (c) HSR Act. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

          (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

          (e) Nasdaq Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq Stock Market's National Market, subject to official notice of issuance.

     6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date), with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

          (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

          (c) No Material Adverse Change. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Parent Material Adverse Effect since the date of this Agreement.

     6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) Representations and Warranties. The representations and warranties of the Company and the Principal Shareholders contained in this Agreement shall have been true and correct in all material respects on and as of the date hereto. In addition, the representations and warranties of the Company and the Principal Shareholders shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the chief executive officer of the Company, the chief financial officer of the Company and each of the Principal Shareholders;

          (b) Agreements and Covenants. The Company and the Principal Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company and the Principal Shareholders;

          (c) No Material Adverse Effect. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company since the date of this Agreement.

          (d) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals, modifications and waivers set forth in Part 6.3(d) of the Company Disclosure Letter.

          (e) Termination of Agreements. The Company shall have terminated each of those agreements listed on Part 6.3(e) of the Company Disclosure Letter and each such agreement shall be of no further force or effect.

          (f) Legal Opinion. Parent shall have received a legal opinion from Daniels & Daniels, P.A., legal counsel to the Company, in the form attached hereto as Exhibit C.

          (g) Affiliate Agreements. Each of the parties identified by the Company as being a Company Affiliate shall have delivered to Parent an executed Affiliate Agreement in form of Exhibit D which shall be in full force and effect.

          (h) Repurchase Agreements. The Repurchase Agreements previously executed and delivered to the Company by each of the persons listed on Part 6.3(h) of the Company Disclosure Letter, in the form of Exhibit E, shall be in full force and effect and the Company shall have delivered evidence that each such person shall have filed an election pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the shares and their fair market value.

          (i) Non-Competition Agreements. Each of the persons listed on Part 6.3(i) of the Company Disclosure Letter shall have executed and delivered to Parent a Non-Competition Agreement in substantially the form of Exhibit A, and all of the Non-Competition Agreements shall be in full force and effect.

          (j) No Dissenters. Holders of more than 4.9% of the outstanding shares of Company Capital Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

          (k) Waiver of Acceleration. Each employee of the Company shall have executed a waiver of the rights to acceleration of vesting of such employee's Company Options and other Company Convertible Securities as a result of the Merger, and such waiver shall be in full force and effect; provided, however, each such employee shall be entitled to accelerated vesting of up to a total of twenty-five percent (25%) of their total holdings of Company Capital stock and Company Convertible Securities, with the remainder of such Company Options and other Company Convertible Securities vesting quarterly over the remainder of the vesting periods specified in such Company Options or Company Convertible Securities as of the date hereof, provided that such employee shall have forfeited the accelerated vesting resulting from the transactions contemplated hereby in an amount equal to that which may be deemed to constitute "parachute payments" pursuant to Section 280(G) of the Code such that such employee would not receive any vesting which would constitute "parachute payments" pursuant to
Section 280(G) of the Code unless
exemption from such treatment under Section 280(G) of the Code (if such section of the Code is applicable) was received by means of consent of the Company Shareholders or at a meeting of the Company Shareholders.

          (l) Termination of 401(k) Plan. Parent shall have received from the Company evidence that the Company's 401(k) plan has been terminated pursuant to resolution of the Company's Board of Directors (the form and substance of which shall have been subject to review and approval of Parent), effective as of two days preceding the Closing Date.

          (m) Conversion of Preferred Stock. All outstanding Company Preferred Stock shall have been converted into Company Common Stock in accordance with the terms of the Company's Articles of Incorporation as of immediately prior to the Effective Time.

          (n) Warrant Exercise. That certain Warrant to Purchase Common Stock of the Company dated September 22, 1999 issued to Draper Atlantic Venture Fund, L.P. shall have been exercised prior to the Closing.

          (o) Repayment of Indebtedness. The Company shall have repaid all outstanding indebtedness to the Principal Shareholders.

          (p) Disability Insurance. Parent shall have obtained disability insurance on each of the Principal Shareholders in the amount of fifty million dollars ($50,000,000) for each Principal Shareholder, with the proceeds of such policy payable to Parent.

                                  ARTICLE VII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY; ESCROW

     7.1 Survival of Representations and Warranties. All of the representations and warranties of the Company and the Principal Shareholders in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement (each as modified by the Company Disclosure Letter) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is fifteen months following the Closing Date (the "Expiration Date"). All of the representations and warranties of Parent and Merger Sub contained herein or in any certificate, instrument or other document delivered pursuant to this Agreement shall terminate at the Closing.

     7.2 Indemnity.

          (a) Subject to Section 7.3 hereof, each of the Company Shareholders (including, without limitation, the Principal Shareholders for all purposes of this Article VII) agrees to jointly and severally indemnify and hold Parent, its officers, directors, or affiliates (including the Surviving Corporation) (the "Indemnified Parties") harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (including, without limitation, indirect and consequential damages)

(hereinafter individually a "Loss" and collectively "Losses") incurred by any Indemnified Party directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company or the Principal Shareholders contained herein (as modified by the Company Disclosure Letter) or in any certificate, instrument or other document delivered by the Company or the Principal Shareholders pursuant to the terms of this Agreement, (ii) any failure by the Company or the Principal Shareholders to perform or comply with any covenant contained herein, (iii) any Dissenting Shares or (iv) any of the matters set forth on Schedule 7.2 hereof. The Company and the Company Shareholders shall have no right of contribution or indemnification with respect to any Loss claimed by an Indemnified Party pursuant to this Section 7.2(a).

          (b) The Company Shareholders shall not be required to indemnify any other Indemnified Party unless and until Officer's Certificates (as defined in Section 7.4(d) below) identifying Losses, the aggregate amount of which exceed $100,000, have been delivered to the Escrow Agent as provided in Section 7.4(b) hereof.

     7.3 Exclusive Remedy. The Escrow Fund shall be the exclusive remedy for all such Losses incurred by any Indemnified Party, provided that nothing contained herein shall limit the liability of the Principal Shareholders for Losses resulting from (i) any knowing, intentional or willful inaccuracy or breach of the Company's or the Principal Shareholders' respective representations and warranties contained herein (as modified by the Company Disclosure Letter) or in any certificate, instrument or other document delivered by the Company or the Principal Shareholders pursuant to the terms of this Agreement, (ii) any knowing, intentional or willful failure by the Company or the Principal Shareholders to perform or comply with any covenant contained herein, and (iii) any of the matters set forth on Schedule 7.2 hereof. Losses resulting from the matters described in clauses (i), (ii) and (iii) of the preceding sentence shall herein be referred to as "Special Losses." The obligations of the Principal Shareholder to indemnify for Special Losses shall continue notwithstanding any thing contained in Section 7.1 hereof. Nothing herein shall limit the liability of the Company or the Principal Shareholders for any breach of any representation, warranty or covenant if the Merger does not close.

     7.4 Escrow Arrangements.

          (a) Escrow Fund. At the Effective Time, as security for the indemnity provided for in Section 7.2(a) hereof with respect to the Company Shareholders other than the Principal Shareholders and, with respect to the Principal Shareholders, as partial security for the indemnity provided for in Section 7.2(a) hereof and by virtue of this Agreement, the Company Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued in respect of any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any Company Shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company Shareholder, will be deposited with U.S. Bank Trust, National Association (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 7.3(g) below)), as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Parent's cost and expense. The Escrow Fund shall be available to compensate any Indemnified Party for any Losses incurred or suffered by such Indemnified Party for which such party is entitled to recovery under this Article VII.

          (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Company Shareholders the remaining portion of the Escrow Fund and not required to satisfy such claims (other than Unvested Shares which shall be placed in escrow under the terms of the Repurchase Agreement). Deliveries of Escrow Amounts to the Company Shareholders pursuant to this Section 7.4(b) shall be made in proportion to their respective original contributions to the Escrow Fund as determined pursuant to Section 1.8(b).

          (c) Protection of Escrow Fund.

               (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

               (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

               (iii) Each Company Shareholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Company Shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

          (d) Claims Upon Escrow Fund and Claims in Respect of Special Losses.

               (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and
(B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant or other indemnity to which such item is related, the Escrow Agent shall, subject to the provisions of
Section 7.4(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses. Shares of the Principal Shareholders contributed to the Escrow Fund in accordance with Section 1.8(b) hereof shall be delivered to Parent out of the Escrow Fund in the following order: first, out of Vested Shares (as defined in such Principal Shareholder's Repurchase Agreement) which have been contributed to the Escrow Fund and, after all Vested Shares have been delivered, out of Unvested Shares (as defined in such Repurchase Agreement) which have been contributed to the Escrow Fund.

               (ii) Upon receipt by the Principal Shareholders of an Officer's Certificate (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Special Losses, and (B) specifying in reasonable detail the individual items of Special Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant or other indemnity to which such item is related, the Principal Shareholder shall promptly, and in no event later than thirty (30) days after delivery of an Officer's Certificate to Principal Shareholder, wire transfer to such Indemnified Party the total amount of the Special Losses set forth in the Officer's Certificate, unless the Principal Shareholders elects to contest such claim in accordance with Section 7.4(e) hereof; provided, however, Parent may, in its sole discretion, elect to recover all or a portion of such Losses by repurchasing a number of Unvested Shares of the Principal Shareholders up to the total amount of the Special Losses at a purchase price of $0.01 per share (subject to adjustment for stock splits, stock dividends and the like) by giving notice to the Principal Shareholders in accordance with terms of the Repurchase Agreement and following the procedures for closing of a purchase set forth in the Repurchase Agreement.

               (iii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to
Section 7.4(d)(i) hereof and the number of Unvested Shares which Parent may repurchase in respect of a Special Loss from the Principal Shareholders pursuant to Section 7.4(d)(ii) hereof, the shares of Parent Common Stock shall be valued at $85.00 per share.

          (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent (as defined in Section 7.4(g)) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.4(d)(i) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty
(30)day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.4(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period. At the time of delivery of any Officer's Certificate to the Principal Shareholders, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, Parent shall not close the repurchase of any Unvested Shares of the Principal Shareholders in respect of Special Losses in accordance with Section 7.4(d )(ii) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such closing of the repurchase. After the expiration of such thirty day period, Parent may close the repurchase Unvested Shares of the Principal Shareholder in respect of Special Loss in accordance with Section 7.4(d)(ii) hereof, provided that no repurchase may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to Parent prior to the expiration of such thirty (30) day period.

          (f) Resolution of Conflicts; Arbitration.

               (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent, or, in the case of Special Losses, the Principal Shareholders shall pay the agreed upon amount of such Losses as set forth in Section 7.4(d)(ii) (or Parent shall elect in its discretion to purchase Unvested Shares in lieu of all or part of such payment). The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.4(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

               (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Los Angeles County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.4(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non Prevailing Party. The Non Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

          (g) Securityholder Agent of the Shareholders; Power of Attorney.

               (i) In the event that the Merger is approved, effective upon such vote, and without further act of any Company Shareholder, M. Scot Wingo shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each Company Shareholder (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under North Carolina Law), for and on behalf of the Company Shareholders, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Company Shareholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Company Shareholders.

               (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Company Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

          (h) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Company Shareholder, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each and every such Company Shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

          (i) Third-Party Claims. In the event Parent becomes aware of a third party claim which Parent believes may result in a demand against the Escrow Fund or indemnity in respect of a Special Loss, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the shareholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with thirdparty claimants shall alone be determinative of the amount of any claim against the Escrow Fund or indemnity in respect of a Special Loss. In the event that the Securityholder Agent has consented to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund or indemnity in respect of a Special Loss with respect to such settlement.

          (j) Escrow Agent's Duties.

               (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

               (ii) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

               (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

               (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

               (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

          (k) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a) by mutual consent of the Company and Parent;

          (b) by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on June 30, 2000 (the "End Date") (provided that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

          (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

          (d) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this
Section 8.1(d) prior to the End Date, provided the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(d) if it shall be in material breach of this Agreement or if such breach by the Company is cured prior to 30 days following notice to the Company of the breach, provided, however, no cure period shall be required for a breach which by its nature cannot be cured);

          (e) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then the Company may not terminate this Agreement under this Section 8.1(e) prior to the End Date, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(e) if it shall be in material breach of this Agreement or if such breach by Parent is cured prior to 30 days following notice to Parent of the breach, provided, however, no cure period shall be required for a breach which by its nature cannot be cured).

          (f) By the Company, if a Material Adverse Effect with respect to Parent shall have occurred and be continuing.

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or shareholders (including the Principal Shareholders), provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Section 5.5 and Section 5.6 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3 Amendment. Except as is otherwise required by applicable law after the shareholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                             (i)    if to Parent or Merger Sub, to:

                                    GoTo.com, Inc.
                                    74 North Pasadena Avenue
                                    Pasadena, California  91103
                                    Attention:  Joshua Metzger, Esq.
                                    Telephone No.:  (626) 685-5600
                                    Facsimile No.:  (626) 685-5601

                                    with a copy to:

                                    Wilson Sonsini Goodrich & Rosati
                                    Professional Corporation
                                    650 Page Mill Road
                                    Palo Alto, California 94304
                                    Attention:  Martin W. Korman, Esq.
                                                Daniel R. Mitz, Esq.
                                                Bradley L. Finkelstein, Esq.
                                    Telephone No.:  (650) 493-9300
                                    Facsimile No.:  (650) 493-6811

                            (ii)    if to the Company, to:

                                    AuctionRover.com, Inc.
                                    3000 Aerial Center Suite 160
                                    Morrisville, North Carolina  27560
                                    Attention:  M. Scot Wingo
                                    Telephone No.:  (919) 465-4682
                                    Facsimile No.:  (919) 388-9405

                                    with a copy to:

                                    Daniels & Daniels, P.A
                                    Post Officer Drawer 12218
                                    Research Triangle Park, NC 27709-2218
                                    Attention:  Walter E. Daniels, Esq.
                                    Telephone No.: (919) 544-5444
                                    Facsimile No.: (919) 544-5920

                           (iii)    if to the Securityholder Agent:

                                    M. Scot Wingo
                                    c/o AuctionRover.com, Inc.
                                    3000 Aerial Center Suite 160
                                    Morrisville, North Carolina  27560
                                    Telephone No.:  (919) 465-4682
                                    Facsimile No.:  (919) 388-9405

                           (iv)     if to the Escrow Agent:

                                    U.S. Bank Trust, National Association
                                    Corporate Trust Services
                                    One California Street
                                    San Francisco, California  94111
                                    Attention:  Ann Gadsby
                                    Telephone No.:  (415) 273-4532
                                    Facsimile No.:  (415) 273-4593

     9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." As used herein, the term "Material Adverse Effect" shall mean a material adverse effect on the business, assets (including intangible assets), financial condition, prospects, capitalization or results of operations of the Company. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart and that the Escrow Agent need not sign this Agreement for it to be effective among the other parties hereto.

     9.4 Entire Agreement; Assignment. This Agreement, the Company Disclosure Letter and Exhibits hereto, the Mutual Nondisclosure Agreement and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

     9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.10 Attorney's Fees. Except as provided in Section 7.4(f)(iii), if any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorney's fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled); provided, in the event the Company is liable for such fees hereunder, Parent shall not be restricted to satisfying such liability out of the Escrow Fund.

                  (Remainder of page intentionally left blank.)

     IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Principal Shareholders, and, with respect to Article VII only, the Escrow Agent and the Securityholder Agent, and have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


AUCTIONROVER.COM, INC.                    GOTO.COM, INC.


By:                                       By:
   ---------------------------------         ----------------------------------

Name:                                     Name:
     -------------------------------           --------------------------------

Title:                                    Title:
        ----------------------------            -------------------------------


PRINCIPAL SHAREHOLDERS                    PAW ACQUISITION CORP.


By:                                       By:
   ---------------------------------         ----------------------------------
    M. Scott Wingo
                                          Name:
                                               --------------------------------

By:                                       Title:
   ---------------------------------            -------------------------------
    Aris A. Buinevicius


SECURITYHOLDER AGENT                      ESCROW AGENT:

                                          U.S. BANK TRUST,
                                          NATIONAL ASSOCIATION

------------------------------------
M. Scott Wingo                            By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------